UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 23, 2020
Date of Report
(Date of earliest event reported)
WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The 2020 Annual Meeting of Stockholders (the "Meeting") of WSFS Financial Corporation (the "Registrant") was held on April 23, 2020.

(b) At the Meeting, the stockholders:

•elected one director (Mark A. Turner) for a term ending at the 2022 Annual Meeting of Stockholders and two directors (Eleuthère I. du Pont and David G. Turner) for a term ending at the 2023 Annual Meeting of Stockholders;
•ratified the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•approved an advisory (non-binding) vote on the compensation of the Registrant's named executive officers.

Proposal Number 1: Election of Directors

Director	For	Withheld	Broker Non-vote
Mark A. Turner	38,328,489	1,262,611	4,740,706
Eleuthère I. du Pont	39,417,143	173,957	4,740,706
David G. Turner	39,445,307	145,793	4,740,706

Proposal Number 2: Ratification of the Appointment of Independent Registered Public Accounting Firm (KPMG LLP)

For	Against	Abstain	Broker Non-vote
42,356,576	1,961,754	13,476	—

Proposal Number 3: Advisory (Non-binding) Vote on the Compensation of the Registrant's Named Executive Officers

For	Against	Abstain	Broker Non-vote
39,209,601	349,042	32,457	4,740,706

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	April 28, 2020	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer